Exhibit 99.1
Cross Country Healthcare to Hold Fourth Quarter and Full Year 2025 Earnings Conference Call on Wednesday, March 4, 2026
BOCA RATON, Fla.—February 12, 2026—Cross Country Healthcare, Inc. (Nasdaq: CCRN) will hold its quarterly conference call to discuss its fourth quarter and full year 2025 financial results on Wednesday, March 4, 2026 at 5:00 P.M. Eastern Time. Cross Country Healthcare, Inc. (the “Company”) intends to distribute its earnings press release after market close on Wednesday, March 4, 2026.
This call will be webcast live and can be accessed at the Company’s website at ir.crosscountry.com or by dialing 800-369-2163 from anywhere in the U.S. or by dialing 773-756-4715 from non-U.S. locations – Passcode: Cross Country. A replay of the webcast will be available from March 4th through March 18th on the Company’s website and a replay of the conference call will be available by telephone by calling 866-360-7724 from anywhere in the U.S. or 203-369-0176 from non-U.S. locations – Passcode: 2047.
About Cross Country Healthcare
Cross Country Healthcare, Inc. (Nasdaq: CCRN), is a technology-driven healthcare workforce solutions company, delivering an AI-powered digital platform and advisory services backed by nearly 40 years of healthcare labor expertise to help health systems optimize and sustain their entire labor ecosystem.

Through its proprietary Intellify® platform, Cross Country helps healthcare organizations gain control across their labor ecosystem—improving workforce visibility, optimizing internal resources, and reducing complexity. Intellify® is a cloud-based workforce management and vendor management system that supports per diem staffing, internal float pools, and data-driven workforce decisions through real-time analytics and AI-driven insights. The platform streamlines reporting and operational workflows to help health systems reduce labor costs, improve flexibility, and maintain high-quality outcomes.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
CONTACT:
Cross Country Healthcare, Inc.
Josh Vogel, 561-237-8310
Vice President, Investor Relations
jvogel@crosscountry.com
Source: Cross Country Healthcare, Inc.